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                           Exhibit 23


               Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (File No. 33-51885) of Frontier Corporation of our report dated April 24, 1998 appearing on page 2 of this Form 11-K.


/s/ Price Waterhouse LLP

Price Waterhouse LLP

Rochester, New York
June 25, 1998